Exhibit 99.3

NEWMAR CORPORATION AND SUBSIDIARIES

FINANCIAL STATEMENTS

December 31, 2018

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Newmar Corporation and Subsidiaries

Nappanee, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Newmar Corporation and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Newmar Corporation and Subsidiaries as of

December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Crowe LLP
South Bend, Indiana January 29, 2019, except for Note 11, as to which the date is October 25, 2019

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$3,681,880
Certificates of deposit	3,185,000
Accounts receivable (after allowance for doubtful accounts of $100,000)	36,670,798
Inventories	64,842,805
Prepaid show fees	982,281
Prepaid insurance and other current assets	614,629
Total current assets	109,977,393

Property, plant and equipment
Leasehold improvements	6,596,607
Service center building	6,525,766
Machinery and equipment	11,944,450
Transportation equipment	648,301
Office furniture and equipment	2,648,624
Molds	3,893,586
Construction-in-process	948,016
33,205,350
Accumulated depreciation	(18,031,520)
15,173,830
$125,151,223
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued dealer incentive bonuses	$1,514,500
Accrued dealer promotions	1,043,735
Accounts payable	10,521,690
Salaries and wages payable	1,768,614
Other taxes payable	679,355
Accrued warranty claims	15,570,000
Accrued profit sharing	1,079,004
Accrued group insurance	533,490
Accrued repurchase obligation	305,000
Lease payable — short term	499,040
Other current liabilities	109,510
Total current liabilities	33,623,938

Line of credit	11,000,000
Shareholder notes payable	3,689,820
Lease payable — long term	5,843,258
Total long-term liabilities	20,533,078

Redeemable common stock	123,740,227

Shareholders’ equity
Common stock, no par value; voting	—
Common stock, no par value; nonvoting	—
Paid-in capital	7,723
Accumulated deficit	(52,753,743)
(52,746,020)
$125,151,223

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

Year ended December 31, 2018

Sales	$618,913,254
Cost of goods sold	541,325,082
Gross margin	77,588,172
Selling, general and administrative expenses	35,929,178
Operating income	41,658,994
Interest expense, net	466,801
Net income	$41,192,193

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Year ended December 31, 2018

	Common Stock	Paid-In Capital	Accumulated Deficit	Total
Balances at January 1, 2018	$—	$7,723	$(14,201,151)	$(14,193,428)
Net income	—	—	41,192,193	41,192,193
Change in redemption value of redeemable common stock	—	—	(50,618,172)	(50,618,172)
Dividends declared	—	—	(29,126,613)	(29,126,613)
Balances at December 31, 2018	$—	$7,723	$(52,753,743)	$(52,746,020)

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2018

Cash flows from operating activities
Net income	$41,192,193
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	1,656,082
Loss on sale of fixed assets	2,448
Change in assets and liabilities
Accounts receivable	(9,222,669)
Inventories	(15,073,806)
Prepaid assets	(165,697)
Accrued dealer incentive bonuses	325,100
Accrued dealer promotions	130,005
Accounts payable	4,285,784
Salaries and wages payable	489,617
Other taxes payable	185,694
Accrued warranty claims	2,448,500
Accrued profit sharing	100,852
Accrued group insurance	(41,434)
Accrued repurchase obligation	86,000
Other current liabilities	(61,056)
Net cash from operating activities	26,337,613

Cash flows from investing activities
Capital expenditures	(3,679,583)
Proceeds from sale of fixed assets	57,200
Proceeds from certificates of deposit, net	90,000
Net cash from investing activities	(3,532,383)

Cash flows from financing activities
Borrowings under bank revolving line of credit agreement, net	8,000,000
Payments on lease payable	(183,468)
Dividends paid	(29,126,613)
Issuance of redeemable common stock	497,484
Redemption of redeemable common stock	(548,365)
Net cash from financing activities	(21,360,962)
Net change in cash and cash equivalents	1,444,268
Cash and cash equivalents at beginning of year	2,237,612
Cash and cash equivalents at end of year	$3,681,880

Supplemental disclosures of cash flow information
Cash paid during the year for Interest	$531,814

Supplemental disclosures of non-cash flow information
Building acquired through financing obligation	$6,525,766

See accompanying notes to consolidated financial statements.

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  Newmar Corporation and Subsidiaries is a recreational vehicle manufacturer operating from facilities in Nappanee, Indiana. The Company sells primarily to dealers throughout the United States and select foreign countries. Substantially all of the Company’s products are sold to dealers who utilize floor plan arrangements with lending institutions (Note 10). Newmar Risk Management, Inc. (NRM) is a captive insurance company providing commercial property and various liability insurance to Newmar Corporation and certain affiliated entities. NRM is a participant in a certain reinsurance agreement with other captive insurance companies. Newmar Corporation International is an interest charge domestic international sales corporation that collects tax deductible commissions from Newmar Corporation.

Basis of Reporting:  These financial statements include the financial position and the results of operations of Newmar Corporation and its wholly owned subsidiaries Newmar Corporation International and Newmar Risk Management, Inc. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:  As of December 31, 2018, the Company maintains cash deposits with two financial institutions. Each of the institutions are insured by an agency of the U.S. Government up to $250,000 and at times, deposits may be in excess of federally insured limits. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Certificates of Deposit:  Investments consists of certificates of deposit. The certificates of deposits are carried at amortized cost, which approximates fair value at December 31, 2018.

Accounts Receivable:  The Company accounts for trade receivables based on the amounts billed to customers. Most billings and past due receivables are determined based on contractual terms. The Company does not accrue interest on any of its trade receivables.

Allowance for Doubtful Accounts:  The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable, records an allowance for specific customers based on current circumstances, and charges off uncollectible receivables when all attempts to collect have failed.

Inventories:  Inventories are valued at the lower of cost (first-in first-out method) or net realizable value.

Property, Plant and Equipment and Depreciation:  Assets are recorded at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred; additions and betterments are capitalized. As assets are sold or disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current earnings.

Leasehold improvements are amortized over the shorter of the lease term or the asset’s useful life, generally over 5 years. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows: machinery and equipment, 7 years; transportation equipment, 5 years; office furniture and equipment, 5 to 7 years; service center

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

building, 10 years; molds, 3 years. Depreciation expense for the year ended December 31, 2018 was $1,656,082.

Accrued Dealer Incentive Bonuses:  Estimated dealer incentive bonuses are accrued for at the time of the sale of recreational vehicles and are charged against sales.

Accrued Dealer Promotions:  Estimated dealer promotions, such as advertisement, show assistance, and sales incentives, are accrued for at the time of the sale of recreational vehicles and are charged against sales.

Accrued Warranty Claims:  The Company provides limited warranties on recreational vehicles for a period of one year from the time the retail customer takes delivery of the vehicle. An estimated warranty cost liability is provided for at the time of the sale. Provisions are accrued for future warranty costs based on the Company’s historical experience.

Redeemable Common Stock:  The Company reports common stock subject to redemption features that are outside the control of the Company separately from permanent shareholders’ equity. See Note 11.

Revenue Recognition:  Revenue from the sale of recreational vehicles is recognized at the time the products are shipped. The shipping terms are free on board (“FOB”) shipping point and title and risk of ownership are transferred to the independent dealers at that time.

Advertising:  Advertising costs consist primarily of trade shows and literature. Sale materials for literature including brochures and catalogs are accounted for as prepaid supplies until they are used or no longer expected to be used, in which case their cost is expensed. Trade shows are expensed in the period in which the show occurs. Other advertising costs are expensed when incurred. Advertising expense for the year ended December 31, 2018 was $2,710,779.

Shipping and Handling Costs:  The Company records freight billed to customers as sales. Costs incurred related to shipping and handling of products are reported as cost of sales.

Use of Estimates and Assumptions:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. These estimates and assumptions may change in the near future resulting in different actual results. Estimates associated with the allowance for doubtful accounts, accrued warranty claims, insurance loss reserve, and accrued repurchase obligations are particularly susceptible to material change in the near term.

Provision for Income Taxes:  Effective January 1, 1990, the Company elected, with the consent of its shareholders, to be taxed as an S corporation under Section 1362 of the Internal Revenue Code and a similar section of the state income tax laws where available which provides that, in lieu of corporate income taxes, the shareholders will be taxed on their proportionate share of the Company’s taxable income. Due to its pass through status (or tax-exempt status); the Company is not subject to U.S. federal income tax. The Company files in various states in which it has a

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

franchise/excise tax or where the Company has elected or is required to file as a regular corporation under those state statutes and these income taxes are included in operating expenses with franchise taxes and gross receipts taxes since the amount of income taxes is not significant.

Newmar Risk Management, Inc. has elected to be taxed under Section 831(b) of the Internal Revenue Code. Pursuant to Section 831(b), if gross premiums do not exceed $2,300,000, then Newmar Risk Management, Inc. is taxed solely on its investment income.

The Company follows guidance issued by the Financial Accounting Standards Board with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of December 31, 2018. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months. The Company’s major tax jurisdictions are the United States government and various state governments for which management believes that with few exceptions, the Company is no longer subject to income tax examinations by these tax authorities for years prior to 2015.

Subsequent Events:  Management has performed an analysis of the activities and transactions subsequent to December 31, 2018 to determine the need for any adjustments to and/or disclosures within the financial statements for the year ended December 31, 2018. Management has performed their analysis through January 29, 2019, the date the financial statements were available to be issued.

Recently Issued Accounting Standards Not Yet Effective:  The Company has not yet adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes a comprehensive five-step model for recognition of revenue from contracts with customers that will replace most of the accounting guidance currently effective and used in determining amounts and timing of revenue recognition. The effective date for this standard is for annual reporting periods beginning after December 15, 2018. This standard does not apply to the year ended December 31, 2018. Based on an analysis of the Company’s historical internal accounting procedures and revenue recognition policies, the Company does not expect a material impact to its consolidated financial statements upon the adoption of this standard.

The Company has not yet adopted ASU 2016-02, Leases (Topic 842), which requires the Company to recognize both assets and liabilities arising from financing and operating leases for annual reporting periods beginning after December 15, 2019. This standard does not apply to the year ended December 31, 2018. There could be a material impact to the presentation of the manufacturing and office space lease between the Company and Dutch Real Estate Corp. An analysis on this specific lease has not been completed at this time. By the end of the year 2020, the Company could be required to record an approximate $19,000,000 asset and corresponding

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

liability related to the present value of these lease payments. The company does not anticipate any other leases would result in a material impact on the consolidated financial statements at this time, including the current lease with Air Investments, LLC accounted for under the financing method.

The Company has not yet adopted ASU 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments, which amends certain provisions accounting standards and changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held to maturity debt securities, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. Additionally, entities will have to disclose more information with respect to credit quality indicators, including information used to track credit quality by year of origination for most financing receivables. The effective date for this standard is for annual reporting periods beginning after December 15, 2019. This standard does not apply to the year ended December 31, 2018. The Company does not expect a material impact to its consolidated financial statements upon adoption of this standard.

NOTE 2 — INVENTORIES

Inventories at December 31, 2018 consist of the following:

Chassis	$10,578,422
Raw materials	17,040,904
Work in process	9,478,194
Finished goods	29,119,285
66,216,805
Inventory reserves	(1,374,000)
$64,842,805

NOTE 3 — LINE OF CREDIT

During 2018, the Company amended its revolving credit agreement with 1st Source Bank, increasing the maximum available amount to $17,000,000 and extending maturity through June 30, 2020. Interest is payable monthly at a floating rate per annum equal to one-month LIBOR rate plus 2.30% (effective interest rate of 4.65% at December 31, 2018). The line is secured by substantially all assets of the Company. The agreement also contains various financial covenants, with which the Company was in compliance at December 31, 2018. Borrowings on the line of credit at December 31, 2018 were $11,000,000.

NOTE 4 — RELATED PARTY TRANSACTIONS

At December 31, 2018, the Company had outstanding notes payable to a shareholder of $3,689,820. These notes are secured by the Company’s assets and accrue interest at the prime rate minus 1% (effective rate of 4.50% at December 31, 2018) until maturity at December 31, 2019, when the principal and accrued interest are due. Interest expense related to these notes was

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 4 — RELATED PARTY TRANSACTIONS (Continued)

$144,105 for the year ended December 31, 2018. Effective January 21, 2019, these notes payable were modified to extend the maturity dates to December 31, 2022.

During 2018, the Company had a non-interest bearing demand advance receivable of $1,000,000 with one of its shareholders. The receivable was short-term in nature and was borrowed and paid back to the Company in full during the year ended December 31, 2018.

At December 31, 2018 the Company has a receivable from an entity affiliated through common ownership, New-Serv Inc., for a mobile service truck in the amount of $46,139 that was paid for by the Company.

At December 31, 2018, the Company contracted with an entity affiliated through common ownership, New-Way Transport Corp., to deliver certain units throughout its dealer network. Transportation costs paid to New-Way Transport Corp. for the year ended December 31, 2018 was $3,319,101. The Company owed New-Way Transport Corp. $44,618 for delivery services rendered as of December 31, 2018. During 2018 New-Way Transport Corp. paid the Company $257,000 for administration and dispatch services performed by the Company’s employees.

The Company leases its office and manufacturing facilities from a related party, Dutch Real Estate Corp., as referenced in Note 7 — Lease Commitments.

NOTE 5 — COMMON STOCK

The Company is authorized to issue a total of 200,000 shares of no par value, voting common stock and 6,000,000 shares of no par value, non-voting common stock.

The total voting and non-voting common shares issued and outstanding at December 31, 2018 were as follows:

	Voting	Non-Voting
Shareholders’ equity	21	20,121
Redeemable common stock	52,698	2,518,161
	52,719	2,538,282

NOTE 6 — ACCRUED WARRANTY CLAIMS

The activity in accrued warranty claims for the year ended December 31, 2018 is as follows:

Balance at beginning of year	$13,121,500
Claims paid	(14,126,964)
Accrued warranty expense	16,575,464
Balance at end of year	$15,570,000

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 7 — LEASE COMMITMENTS

The Company leases its office and manufacturing facilities from Dutch Real Estate Corp., an entity affiliated through common ownership, on a month-to-month basis. The monthly payments varied during the year and are $325,950 as of December 31, 2018. The monthly rental payments increased to $358,620 as of January 2019. The Company intends to lease all of the facilities for at least five years.

The Company leased service facilities from an unrelated party through March 2018, and the lease was modified as described below.

All of the leases obligate the Company to pay property taxes, insurance, maintenance, and utilities on the respective facilities.

Total annual rental expense was $4,206,162 for the year ended December 31, 2018, of which $3,911,400 was paid to related parties. Future intended minimum rental payments over the next five years based on the month to month terms of the leases are as follows (unaudited):

Related Party
2019	$4,303,440
2020	4,303,440
2021	4,303,440
2022	4,303,440
2023	4,303,440
$21,517,200

On March 26, 2018, the Company entered into a modified lease agreement (Lease) with Air Investments, LLC for a lease of the service center building that it has been leasing. Under this Lease, Air Investments, LLC is adding a large expansion to the service center building and the Company is agreeing to lease the expanded facility for 10 years through June 30, 2028. Because the lease modification exposed the Company to substantial construction risks through its obligation to fund certain cost overruns, the Company was deemed the accounting owner of the entire facility as of the date of the lease modification. As the deemed accounting owner, the Company recognized the facility on its consolidated balance sheet at the estimated cost of the facility, and recognized an accompanying financing obligation, which is included in lease payable in the consolidated balance sheet.

In addition, the Lease was determined to not qualify for sale-leaseback accounting treatment due to the Company’s continued involvement in the facility through its option to purchase the facility under the terms of the Lease. As a result, the Lease is accounted for under the financing method, under which the Company recognizes the facility on its consolidated balance sheet and depreciates it over the shorter of the facility’s estimated life or the lease term. The related financing obligation is being amortized over the life of the Lease term based on the minimum lease payments required under the Lease of $68,450 per month and the Company’s incremental borrowing rate of 5.27%.

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 7 — LEASE COMMITMENTS (Continued)

The following is a summary of property held under the lease arrangement at December 31, 2018:

Service center building	$6,525,766
Accumulated depreciation	(112,513)
Total	$6,413,253

At December 31, 2018, the lease payable balance is $6,342,298. The current portion of the lease payable is $499,040 and the long-term portion of the lease payable is $5,843,258. As of December 31, 2018, the future minimum finance lease payments are as follows:

Year
2019	$821,400
2020	821,400
2021	821,400
2022	821,400
2023	831,600
Thereafter	4,008,060
Total	8,125,260
Amount representing interest	(1,782,962)
Present value of net minimum lease payments	$6,342,298

NOTE 8 — EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

The Company has a qualified savings and profit sharing 401(k) plan covering substantially all employees. Company regular and employee matching contributions to the plan are discretionary. The Company’s Board of Directors authorized contributions of $1,079,004 for the year ended December 31, 2018.

NOTE 9 — INSURANCE PLANS

The Company has a high deductible plan for health insurance. The Company is responsible for the first $125,000 of each individual claim on the health insurance plan. The approximate aggregate loss exposure for the Company is $6,000,000, after which the stop loss insurance coverage is effective. Insurance expense under the plan was approximately $3,234,639 for the year ended December 31, 2018.

NOTE 10 — CONTINGENCIES

In connection with the wholesale floor-plan financing of recreational vehicles, the Company has entered into repurchase agreements with lending institutions of approximately $242,000,000 at December 31, 2018. The terms of the repurchase obligations vary based upon the terms of the floor plan arrangements. The majority of these terms are 18 months or less and the expected terms of

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 10 — CONTINGENCIES (Continued)

the financing under the agreements are considerably shorter because floor plan financing arrangements require payment upon sale of the unit by the dealer.

The agreements require the Company to repurchase its product from lending institutions in the event of dealer default. Such agreements are customary in the recreational vehicle industry and while the Company’s maximum exposure to loss under such agreements is the aforementioned amount, the actual exposure is limited by the resale value of the inventory which is required to be repurchased. In addition, since these obligations relate to numerous dealers and lenders, the risk of loss to the Company is mitigated.

The Company accounts for the guarantee under its repurchase agreements of its dealers’ financing by deferring a portion of the related product sale that represents the estimated fair value of the guarantee. The estimated fair value takes into account the estimate of losses the Company might incur upon resale of any repurchases. This estimate is based on recent historical experience supplemented by management’s assessment of current economic conditions affecting the Company’s dealers. The Company has recorded a repurchase reserve of $305,000 at December 31, 2018. There were no losses on repurchases recorded during the year ended December 31, 2018.

The Company is the defendant in certain litigation arising in the ordinary course of business. In the opinion of management, such items are adequately covered by insurance or their ultimate outcome will not have a material impact on the financial position of the Company.

NOTE 11 — REDEEMABLE COMMON STOCK

The Company adopted financial reporting guidance related to redeemable securities for the preparation of these financial statements to comply as to form and content with Regulation S-X of the Securities and Exchange Commission (“Regulation S-X”). Such guidance requires the Company to report common stock subject to redemption features that are outside the control of the Company separately from permanent shareholders’ equity, as further described in the paragraphs below. The Company previously issued 2018 financial statements that were not required to comply with Regulation S-X.

This change in accounting principle was applied retrospective to January 1, 2018 and had no effect on net income as previously reported. The effect of the change on total shareholders’ equity as previously reported is as follows:

	As Previously Reported	Reclassification To Redeemable Common Stock	As Reported
Total shareholders’ equity, January 1, 2018	$58,979,508	$(73,172,936)	$(14,193,428)
Total shareholders’ equity, December 31, 2018	70,994,207	(123,740,227)	(52,746,020)

The Company has a shareholder agreement with certain Officer/Shareholders. No Officer/Shareholder is permitted to transfer shares to any person other than to the Company or existing Officer/Shareholders. The agreement allows these Officer/Shareholders to voluntarily offer shares for

NEWMAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2018

NOTE 11 — REDEEMABLE COMMON STOCK (Continued)

sale. In certain cases, including demotion, retirement, voluntary or involuntary termination, death or disability, the Officer/Shareholder is deemed to have offered their shares for sale. In the event an Officer/Shareholder offers their shares for sale, certain shareholders have the first option to purchase these shares, the Company has the second option to purchase these shares, and the other existing Officer/Shareholders have the last option to purchase these shares. If the certain shareholders or other existing Officer/Shareholders do not purchase the offered shares, then the Company is required to purchase these shares at a price determined by all shareholders as periodically adjusted.

The Company also has a shareholder agreement with six shareholders collectively referred to as “Shareholders”. The agreement allows these Shareholders to voluntarily sell their shares at any time, with the Company and non-selling Shareholders having exclusive rights to accept the offer for a defined period of time. In case of the death of a Shareholder, the Company is required to purchase the shares held by the Shareholders’ or surviving spouse’s estate at a price determined by all shareholders as periodically adjusted.

The Company’s required redemption of the shares subject to agreements with Officer/Shareholders and Shareholders is outside the control of the Company. As a result, all shares subject to these agreements are presented separately from permanent equity as redeemable common stock. Shares of redeemable common stock are measured at fair value upon issuance and subsequently measured at redemption value at each reporting date, which is the amount that would be paid if settlement were to occur on those dates. The redemption value of redeemable common stock was $123,740,227 at December 31, 2018. Changes to redemption value during the reporting periods are reported in retained earnings (accumulated deficit). During the year ended December 31, 2018, the Company redeemed 100 voting shares and 11,300 nonvoting shares for $5,061 and $543,304, respectively, and issued 10,347 non-voting shares for $497,484 In May 2018, the shareholders approved an increase in the redemption price per share, which resulted in an increase in redemption value of redeemable common stock of $50,618,172 and a corresponding charge to accumulated deficit for the year ended December 31, 2018. Per the terms of the agreement with Shareholders, if the Company does not have sufficient retained earnings to settle the redemption amount, the other Shareholders are required to contribute additional capital based on their proportional ownership in an amount sufficient to complete the settlement. The redemption amount related to the agreement with Shareholders is $115,180,277 at December 31, 2018 and is included in the total redemption amounts reported as redeemable common stock.